Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Emclaire Financial Corp of our report dated March 22, 2013, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Emclaire Financial Corp for the year ended December 31, 2012.

                     /s/ Crowe Horwath LLP

Cleveland, Ohio
April 25, 2013